Exhibit 6.8

LEGAL SERVICES AGREEMENT

This Legal Services Agreement (the “Agreement”) dated as of, and to be effective as of, June 10, 2025 (the “Effective Date”), is by and between Newlan Law Firm, PLLC, by and through its Managing Member, Eric Newlan (“Attorney”), and Exousia Pro, Inc., formerly Marijuana, Inc., a Florida corporation (“MAJI”).

RECITALS

WHEREAS, MAJI desires for Attorney to continue to serve as its general legal counsel and to continue to be responsible for corporate and securities matters for MAJI (collectively, the “Corporate and Securities Work”); and

WHEREAS, Attorney desires to serve as general legal counsel for MAJI and be responsible for the Corporate and Securities Work, as described in the foregoing Recital; and

WHEREAS, Attorney and MAJI desire to enter into an agreement for legal services, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, the parties hereto agree as follows:

1.       Corporate and Securities Work. The “Corporate and Securities Work” to be completed by Attorney under this Agreement shall include:

(a)       the preparation of all documentation as may be necessary to effect future acquisition transactions as may become available to MAJI, on such terms and conditions as the Board of Directors of MAJI shall determine;

(b)       the preparation of all periodic reports required by OTC Markets;

(c)       the review of press releases relating to the foregoing;

(f)       the preparation of all necessary board and shareholder actions and minutes related to the foregoing, as well as ongoing general counsel; and

(e)        the review or drafting of various agreements within Attorney’s area of practice through December 31, 2025.

2.       Payments to Attorney. In consideration of Attorney’s entering into this Agreement, MAJI shall deliver the following to Attorney:

(a)       a $20,000.00 principal amount promissory note (the “Cure Note”), in the form of Exhibit A attached hereto, in payment of all amounts due under that certain Legal Services Agreement dated November 18, 2024, between MAJI and Attorney; and

(b)       a $52,000.00 principal amount promissory note (the “Work Note”), in the form of Exhibit B attached hereto.

The Company agrees and acknowledges that the Cure Note and the Work Note (the Cure Note and the Work Note, collectively, the “Notes”) are fully earned as of the Effective Date of this Agreement, in consideration of Attorney’s execution of this Agreement and concomitant acceptance of his duties as set forth in this Agreement, the full execution of which will limit Attorney’s ability to engage in other potential client relationships with other parties. The Company hereby agrees to furnish any documentation necessary for Attorney to deposit the shares of common stock of MAJI underlying the Notes (the “Conversion Shares”) with a FINRA registered broker/dealer, once any applicable holding period shall have elapsed.

The Company further agrees and acknowledges that the Notes shall be issued in the name of “NLF Support Services, LLC,” a wholly-owned investment subsidiary of Newlan Law Firm, PLLC. The term “Attorney,” as defined herein, shall include NLF Support Services, LLC, unless the context shall require otherwise.

3.       Term of Agreement. This Agreement shall extend from the Effective Date through December 31, 2025 (the “Term”).

4.       Representations of MAJI. MAJI represents and warrants to Attorney that:

(a)       MAJI will cooperate fully and timely with Attorney to enable Attorney to perform Attorney’s obligations hereunder.

(b)       The execution and performance of this Agreement by MAJI has been duly authorized by the Board of Directors of MAJI.

(c)       The performance by MAJI of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of MAJI or any contractual obligation by which MAJI may be bound.

5.       Representations of Attorney. Attorney represents and warrants to MAJI that:

(a)       Attorney is acquiring the Notes for Attorney’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act of 1933, as amended (the “1933 Act”); provided, however, that by making the representations herein, Attorney does not agree to hold any of the Conversion Shares for any minimum or other specific term and reserves the right to dispose of the Conversion Shares at any time in accordance with, or pursuant to, a registration statement or an exemption under the 1933 Act.

(b)       Attorney is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c)       Attorney understands that the Notes and the Conversion Shares are being issued to Attorney in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that MAJI is relying upon the truth and accuracy of, and Attorney’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Attorney set forth herein, in order to determine the availability of such exemptions.

(d)       Attorney understands that, until such time as the Notes and the Conversion Shares shall have been registered under the 1933 Act or may be sold pursuant to Rule 144, Rule 144A under the 1933 Act, Regulation A, Regulation S, or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Notes and the Conversion Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer thereof):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A, REGULATION S, OR OTHER APPLICABLE EXEMPTION UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(e)       The execution and performance of this Agreement by Attorney has been duly authorized by the governing body of Attorney.

(f)       The performance by Attorney of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of Attorney or any contractual obligation by which Attorney may be bound.

6.       Non-Public Information. Until such time as the same may become publicly known, the parties agree that any information provided to either of them by the other of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of Attorney’s services and upon the written request of MAJI, any original documentation provided by MAJI will be returned to it. Attorney will not directly or indirectly buy or sell any securities of MAJI at any time when Attorney is privy to non-public information.

7.       Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (1) upon hand delivery or delivery by e-mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (2) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to MAJI, to:

Exousia Pro, Inc., formerly Marijuana, Inc.

Attention: Michael Sheikh

7901 4th Street N, #23494, St. Petersburg, Florida 33702

E-mail: msheikh@exousia.com

If to Attorney, to:

Newlan Law Firm, PLLC

Attention: Eric Newlan

2201 Long Prairie Road, Suite 107-762

Flower Mound, Texas 75022

E-mail: eric@newlanpllc.com

8..       Miscellaneous.

(a)       In the event of a dispute between the parties, both Consultant and the Company agree to settle said dispute through the American Arbitration Association (the “Association”) at the Association’s Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

(b)       This Agreement is not assignable in whole or in any part, and shall be binding upon the parties, their heirs, representatives, successors or assigns.

(c)       This Agreement may be executed in multiple counterparts which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.

(d)       This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

MAJI:	ATTORNEY:

MARIJUANA, INC.	NEWLAN LAW FIRM, PLLC

By: /s/ Michael Sheikh	By: /s/ Eric Newlan
Michael Sheikh	Eric Newlan
Chief Executive Officer	Managing Member

EXHIBIT A

Form of Cure Note

Delivered separately.

EXHIBIT B

Form of Work Note

Delivered separately.